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                                                                  EXHIBIT 3.i(d)

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            IMC SULPHUR HOLDINGS LLC

          This LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") of IMC Sulphur Holdings LLC, a Delaware limited liability company (the "COMPANY"), is made as of June 5, 2002 (the "EFFECTIVE DATE"), by IMC Phosphates Company, a Delaware general partnership ("IMC PHOSPHATES").

          WHEREAS, IMC Phosphates desires to form the Company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.), as amended from time to time (the "ACT").

          NOW, THEREFORE, IMC Phosphates hereby duly adopts this Agreement pursuant to and in accordance with the Act, and hereby agrees as follows:

     1. NAME; CERTIFICATE OF FORMATION. The name of the limited liability company is IMC Sulphur Holdings LLC. The Certificate of Formation of the Company dated June 5, 2002 was filed in the office of the Secretary of State of the State of Delaware on June 5, 2002.

     2. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

     3. PURPOSE. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     4. MEMBER PERCENTAGES. The interests of each Member in the Company (the "MEMBERSHIP INTERESTS") and the business address of each Member are set forth on SCHEDULE A hereto.

     5. REGISTERED OFFICE AND DESIGNATED AGENT FOR SERVICE OF PROCESS. The registered office of the Company in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered Agent of the Company for service of process at such address is The Corporation Trust Company.

     6. OFFICERS. The Member hereby appoints the following named persons to be officers of the Company (the "OFFICERS") and to serve with the title indicated:

                     NAME                                    TITLE

               John J. Ferguson                            President

                J. Reid Porter                          Vice President

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               William R. Parr                          Vice President

               Robert M. Qualls                         Vice President

              Hermann H. Wittje                         Vice President

               E. Paul Dunn Jr.                           Treasurer

             Rose Marie Williams                          Secretary

              Michael A. Selgrad                     Assistant Treasurer

              Stephen R. Purtell                     Assistant Treasurer

     7. POWERS. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware.

     8. MANAGEMENT. The officers shall have the sole and exclusive power and authority to act for and bind the Company. The Member shall have the exclusive right to manage the business and affairs of the Company and may delegate such management rights, powers, duties and responsibilities to one or more Officers or such other person or persons designated by them as they may determine, provided that such delegation shall not cause the Member to cease being a Member. Pursuant to their discretion to do so under this Section 8, and subject to any limitations adopted by the Member, the Member hereby delegate to each of the Officers the nonexclusive power and authority to act as an agent of the Company and, in such capacity, to bind the Company in the ordinary course of the Company's business and to execute any and all documents to be signed by the Company. Notwithstanding the foregoing delegation of power, no Officer shall have the authority to make any distributions or sell any assets of the Company without the consent of the Member.

     9. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the retirement, resignation, expulsion, insolvency, bankruptcy or dissolution of any of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     10. CAPITAL CONTRIBUTIONS. The Member shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at times as determined by the Member.

     11. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

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     12.  UNITS; UNIT CERTIFICATES. The Member's interest in the Company shall be represented by units owned by the Member ("UNITS"). The Company may in its discretion issue to the Member, certificates representing the membership interest held by the Member. The Member hereby agrees that the Units issued by the Company shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction). Certificates issued by the Company pursuant to this
Section 13 may be signed by any Chairman, President, Vice President, Secretary or Assistant Secretary of the Company.

     13. SINGLE MEMBER LLC; ASSIGNMENTS. The Company shall not admit to the Company more than one Member at any point in time. The sole Member of the Company set forth on Schedule A hereto shall not transfer its membership interest in the Company except by transferring all of its interests in the Company to one person such that following such transfer such person shall be the sole Member of the Company.

     14. LIABILITY OF MEMBER; INDEMNIFICATION. The Member shall not have any liability to the Company or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless the Member and each Officer against liabilities incurred by it in connection with any action, suit or proceeding to which it may be made a party or otherwise involved or with which the Member or such Officer shall be threatened by reason of its being a Member or Officer or while acting as a Member or Officer on behalf of the Company or in its interest.

     15. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

     16. AMENDMENT. This Agreement may only be amended by a writing duly signed by the Member.

          IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the Effective Date.


                                                 IMC PHOSPHATES COMPANY
                                                 BY: IMC PHOSPHATES MP INC.,
                                                 ITS MANAGING GENERAL PARTNER


                                                 By:  /s/ John J. Ferguson
                                                    ----------------------------
                                                      Name:  John J. Ferguson
                                                      Title: President

                                        3
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                                   SCHEDULE A

Name and Address of Member                Membership Interest           % Ownership Interest
--------------------------                -------------------           --------------------
IMC PHOSPHATES COMPANY                         100 units                        100%
100 S. Saunders Road, Suite 300
Lake Forest, IL 60045

                                        4
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                                                                          [SEAL]

                            CERTIFICATE OF FORMATION

                                       OF

                            IMC SULPHUR HOLDINGS LLC

          This Certificate of Formation is being executed as of June 5, 2002, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL. C. Sections 18-101, ET SEQ.

          The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

          1. NAME. The name of the limited liability company is IMC Sulphur Holdings LLC (the "Company").

          2. REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.


                                  By:  /s/ Rose Marie Williams
                                       -----------------------------------------
                                       Rose Marie Williams, an Authorized Person